UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2019

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

77/7 Al Farabi Ave., “Essentai Tower” BC, Floor 7, Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

(801) 355-2227
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

On September 10, 2019, Freedom Holding Corp. (the “Company”) held its 2019 annual meeting of stockholders (the “2019 Annual Meeting”). As of July 15, 2019, the record date for the 2019 Annual Meeting, 58,093,212 shares of the Company’s common stock were issued and outstanding and entitled to vote. A summary of the matters voted upon by the stockholders is set forth below.

1.
The Company’s stockholder elected each of Timur Turlov and Jason Kerr as Class III directors of the Company for a term of three years and until their successors are duly elected and qualified. The voting results were as follows:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Timur Turlov	42,705,948	0	917	5,719,411
Jason Kerr	42,706,381	0	484	5,719,411

2.
The Company’s stockholders ratified the appointment of WSRP, LLC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
48,425,781	287	208	0

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: September 10, 2019	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer

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